Exhibit 10.3

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is by and between the undersigned, Tallwood III, L.P., a Delaware limited partnership (“Tallwood III”), Tallwood III Partners, L.P., a Delaware limited partnership (“Tallwood III Partners”), and Tallwood III Associates, L.P., a Delaware limited partnership (“Tallwood III Associates”) (collectively, the “TWVC Funds”) (each, a “Standby Purchaser” and collectively, the “Standby Purchasers”) and Ikanos Communications, Inc., a Delaware corporation (the “Company”). Terms not defined elsewhere in this Agreement shall have the meanings indicated on Exhibit A hereto:

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record (“Eligible Stockholder”) of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) on September 29, 2014, the record date set by the Board of Directors of the Company (the “Record Date”), non-transferable rights (“Rights”) to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”); and

WHEREAS, in the Rights Offering, each Eligible Stockholder will receive one subscription right for each share of Common Stock held as of the Record Date, with each subscription right entitling the holder to purchase additional shares of Common Stock (the “Basic Subscription Right”) at a price of $0.41 per share (the “Subscription Price”); and

WHEREAS, each holder of Rights who exercises in full his, her or its Basic Subscription Rights in the Rights Offering will be entitled to subscribe for additional shares of Common Stock to the extent they are available and subject to applicable restrictions and the terms of this Agreement, at the Subscription Price (the “Over-Subscription Right”); and

WHEREAS, the TWVC Funds have previously purchased 27,439,023 shares of Common Stock from the Company at the Subscription Price in a private placement (the “Private Placement”); and

WHEREAS, the Company is requesting that the TWVC Funds commit to purchase at the Subscription Price in a private offering (the “Standby Offering”), subject to the terms and conditions of this Agreement, a number of shares of Common Stock equal to the difference between (i) 27,439,023 and (ii) the number of shares of Common Stock purchased by the TWVC Funds pursuant to the exercise of its Basic Subscription Right and Over-Subscription Right (such difference, the “Standby Shares”); and

WHEREAS, in order to facilitate the Rights Offering, the TWVC Funds hereby agree, pursuant to this Agreement, to acquire from the Company the Standby Shares at the Subscription Price.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Standby Purchase Commitment.

(a) Standby Purchase Commitment. The TWVC Funds hereby agree to purchase from the Company the Standby Shares at the Subscription Price. The purchase of the Standby Shares in the Standby Offering pursuant to this Agreement by the Standby Purchasers shall be made pursuant to a private placement.

(b) Payment. Payment shall be made to the Company by each Standby Purchaser, on the Closing Date, against delivery of the Standby Shares purchased by such Standby Purchaser, in United States dollars by means of certified or cashier’s check, bank draft or wire transfer.

(c) Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Standby Shares (the “Closing”) shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP at 11:00 a.m., Eastern Time, on a date no later than five (5) business days after the completion of the Rights Offering, or such other place, time or date as may be determined by the Company in its sole discretion (the “Closing Date”).

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Standby Purchasers as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

(a) Subsidiaries. The Company has no subsidiaries other than those listed on Schedule 2(a) hereto and the Company does not own or have any right or obligation (by law, contract or otherwise) to make any investment or otherwise acquire, directly or indirectly, any outstanding capital stock of, or other equity interest in, any Person. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Company Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Company Subsidiary are duly authorized, validly issued and are fully paid, non-assessable and free of Preemptive Rights.

(b) Organization and Qualification. Each of the Company and the Company Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has made available to the Standby Purchasers a true and correct copy of the Company Charter Documents and Subsidiary Charter Documents, and each such instrument is in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Company Charter Documents or Subsidiary Charter Documents, as the case may be. The Company and the Company Subsidiaries are duly qualified to do business and are in good standing (except for entities organized under the laws of any jurisdiction that does not recognize such a concept) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement.

(A) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, the Company Board or the Company Stockholders. This Agreement has been (or upon delivery will be) duly executed by the Company and constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (B) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(B) At meetings duly called and held of the Company Board and a duly constituted special committee of the Company Board (the “Special Committee”), prior to the execution of this Agreement, at which all directors of the Company or committee members as the case may be, except as set forth on Schedule 2(c), were present and voting in favor, the Company Board or the Special Committee duly adopted resolutions (A) declaring that this Agreement and the issuance and sale of the Standby Shares as provided herein is advisable and in the best interests of the Company Stockholders, (B) approving this Agreement and the transactions contemplated hereby and (C) taking all actions necessary so that the restrictions on business combination and stockholder vote requirements contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement and the transactions contemplated hereby. No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover law applies to this Agreement and the transactions contemplated hereby.

(d) No Conflicts; Required Filings and Consents.

(A) The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not, and will not, (A) conflict with or violate any provision of the Company Charter Documents or Subsidiary Charter Documents, (B) result in any breach of, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, materially affect the rights or obligations of the Company or any Company Subsidiary under, materially alter the rights or obligations of any third party under, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the creation of a Lien on any of the properties or assets of the Company or a Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any property or asset of the Company or any Company Subsidiary is bound, or affected or (C) assuming that all consents, filings, approvals, authorizations and other actions as described herein have been obtained or made, result in a violation of any Legal Requirement or Order to which the Company or a Company Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Standby Purchasers set forth in Section 2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Company Subsidiary is bound or affected.

(B) No consent, approval, Order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement, the performance by the Company of this Agreement or the transactions contemplated hereby, except for such consents, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets.

(e) Preemptive Rights. The Standby Shares are duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and will not be subject to preemptive or similar rights (“Preemptive Rights”).

(f) Capitalization.

(A) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 shares of Company Preferred Stock. As of the Capitalization Date, (A) 99,283,662 shares of Common Stock were issued and outstanding, (B) 572,764 shares of Common Stock were held by the Company as treasury shares, and (C) one share of Company Preferred Stock was issued and outstanding. Except as set forth on Schedule 2(f), since the close of business on the Capitalization Date, the Company has not issued or authorized the issuance of any shares of capital stock of the Company other than pursuant to the exercise or vesting of equity awards granted under a Company Stock Plan or pursuant to the purchase of shares under the Company ESPP. No shares of Common Stock are owned or held by any Subsidiary of the Company. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued as contemplated or permitted by this Agreement or under a Company Stock Plan will be, when issued pursuant to the respective terms thereof, duly authorized, validly issued, fully paid, non-assessable and not subject to any Preemptive Rights.

(B) As of the Capitalization Date, the Company has reserved 25,160,005 shares of Common Stock for issuance under the Company Stock Plans. As of the Capitalization Date, there were outstanding Company Options to purchase 18,181,486 shares of Common Stock with a weighted average exercise price of $1.33, of which Company Options to purchase 11,188,747 shares of Common Stock were exercisable and Company Options to purchase 11,188,747 shares of Common Stock were vested. As of the Capitalization Date, there were 6,978,519 Company Restricted Stock Units and no shares of Company Restricted Stock.

(C) Except as set forth in this Section 2.1(f), there are no outstanding (A) shares of Company Capital Stock, (B) securities of the Company convertible into or exchangeable for shares of Company Capital Stock and (C) securities, options, warrants, rights, contracts, understandings or similar obligations to which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Capital Stock or voting debt or any securities convertible into such securities, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, right, contract, understanding or obligation. Other than the Company Restricted Stock and Company Restricted Stock Units set forth in this Section 2.1(f), there are no outstanding restricted shares, restricted stock units, stock appreciation rights or similar securities or rights that provide economic benefits based, directly or indirectly, on the value or price of, any Company Capital Stock.

(D) All outstanding shares of Common Stock, all outstanding Company Options, Company Restricted Stock and Company Restricted Stock Units have been issued and granted in compliance in all material respects with all applicable Legal Requirements. There are not any outstanding Contracts obligating the Company to repurchase, redeem or otherwise acquire any shares of Company Capital Stock. Except as set forth in the Stockholder Agreement, as amended on the date hereof, there are no voting agreements, voting trusts, irrevocable proxies, rights plans or anti-takeover plans with respect to any shares of Company Capital Stock. Except as set forth in the Stockholder Agreement, as amended on the date hereof, there are no contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of Company Capital Stock. No further approval or authorization of any stockholder or the board of directors is required for the issuance and sale of the Standby Shares.

(g) SEC Reports; Financial Statements.

(A) Since January 1, 2013, the Company has timely filed all registration statements, reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act. Such registration statements, reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, together with any materials filed or furnished by the Company, whether or not any such documents were required, being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”. As of their respective filing dates, the SEC Reports filed by the Company complied, or will comply (if filed subsequent to the date hereof and prior to the Closing Date), in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and any successor rules or regulations thereto, and none of the SEC Reports, when filed by the Company, contained, or will contain (if filed subsequent to the date hereof and prior to the Closing Date), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except to the extent corrected by an SEC Report filed subsequently but prior to the date hereof (or, in the case of SEC Reports filed subsequent to the date hereof but prior to the Closing Date, except to the extent corrected by an SEC Report filed prior to the Closing Date). The financial statements of the Company included in the SEC Reports comply, or will comply (if included in SEC Reports filed subsequent to the date hereof and prior to the Closing Date), in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(B) There are no outstanding or unresolved comments received by the Company from the SEC.

(h) No Changes; Undisclosed Liabilities.

(A) Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company and the Company Subsidiaries have not incurred any material Liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) other than as contemplated by the Rights Offering, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of Company Capital Stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company or any Company Subsidiary.

(B) The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 2(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Absence of Litigation. There is no action, suit, claim, or proceeding, inquiry or investigation, before or by any Governmental Entity pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries or their respective properties or assets that has had or would reasonably be expected to have a Material Adverse Effect or that would be required to be disclosed in any report, statement, form or other document required to be filed under the Securities Act or the Exchange Act. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any Order or similar written agreement with any Governmental Authority that has had or would reasonably be expected to have a Material Adverse Effect or that would be required to be disclosed in any report, statement, form or other document required to be filed under the Securities Act or the Exchange Act.

(j) Contracts; Compliance.

(A) Each material Contract to which the Company or a Company Subsidiary is a party or by which any of their respective properties and assets is bound is valid, is in full force and effect and is enforceable against each party thereto in accordance with the express terms thereof, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies. Neither the Company nor any Company Subsidiary, nor to the Company’s knowledge, the other parties thereto is in default under, in breach or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a breach, a violation or a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it has breached, is in default under or that it is in violation of, any material Contract to which it is a party or by which it or any of its properties and assets is bound (whether or not such default or violation has been waived).

(B) Neither the Company nor any Company Subsidiary, (A) is in violation of any Order of any arbitrator or Governmental Entity, or (B) is or has been in violation of any Legal Requirements in any material respect.

(k) Title to Assets; Real Property. The Company and the Company Subsidiaries (i) have good and marketable title in fee simple to all real property owned by them, and (ii) have good and marketable title in all personal property owned by them, in each case of (i) and (ii) free and clear of all Liens, except for Permitted Liens. The Leased Real Property are held by the Company and the Company Subsidiaries, as applicable, under valid, subsisting and enforceable leases with which the Company and the Company Subsidiaries are in compliance in all material respects.

(l) No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Standby Shares.

(m) No Integration. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Standby Shares as contemplated hereby or (ii) cause the offering of the Standby Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of any Trading Market. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Standby Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(n) Investment Company Status. The Company is not an Affiliate of, and is not, and after giving effect to the issuance and sale of the Standby Shares, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) Rule 506 Compliance. Assuming the accuracy of the representations and warranties of the Standby Purchasers set forth in Section 2 hereof, none of the Insiders is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D, and the Insiders have complied with the “bad actor” disclosure requirements set forth in Rule 506(e) of Regulation D. The Company is not disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Standby Shares to the Standby Purchasers pursuant to this Agreement.

(p) Private Placement. Assuming the accuracy of the representations and warranties of the Standby Purchasers contained in Section 2 and the compliance by the Standby Purchasers with the provisions set forth herein, the issuance and sale of the Standby Shares in the manner contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

(q) Listing and Maintenance Requirements. The Company is listed on The Nasdaq Capital Market. Except as set forth on Schedule 2(q), the Company has not, in the twelve months preceding the date hereof, received written notice from The Nasdaq Capital Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Schedule 2(q), the Company is in compliance, in all material respects, with the listing and maintenance requirements of The Nasdaq Capital Market. Trading in the Common Stock has not been suspended by the SEC or The Nasdaq Capital Market. The Company has received written confirmation from The Nasdaq Capital Market that the Company has been granted a second period of one hundred and eighty (180) days to regain compliance with the continued listing rule of The Nasdaq Capital Market which requires an issuer to maintain a bid price for its stock of at least one dollar ($1.00).

(r) Registration Rights. Except as set forth in the Stockholder Agreement and in the Securities Purchase Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority.

(s) Intellectual Property Rights.

(A) “Intellectual Property Rights” shall mean any or all of the following: (i) patents and applications and registrations therefor and all reissues, divisions, renewals, extensions, provisionals, substitutions, continuations and continuations-in-part thereof and foreign counterparts thereto (“Patents”); (ii) copyrights (whether or not registered), copyrights registrations and applications therefor, and all other rights corresponding thereto in any works of authorship (including software and firmware) throughout the world including moral and economic rights of authors and inventors, however denominated and regardless of medium of fixation or means of expression (“Copyrights”); (iii) rights in industrial designs and any registrations and applications therefor; (iv) mask work rights and registrations and applications for registration or renewal; (v) trade names, logos, trade dress, slogans, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith (“Trademarks”); (vi) trade secrets, business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person including databases and data collections and all rights therein (“Trade Secrets”); (vii) domain names and domain name registrations; and (viii) any similar or equivalent rights to any of the foregoing (as applicable) in any jurisdiction worldwide.

(B) Neither the Company nor any Company Subsidiaries has received written notice challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company or a Company Subsidiary (“Company IP”). The Company and the Company Subsidiaries own all right, title and interest in and to the Company IP free and clear of all Liens. Each registered Trademark, registered Copyright and each Patent (collectively, “Registered IP”) is valid and enforceable. The Company and the Company Subsidiaries are current in their filing requirements as necessary to perfect and maintain their respective Registered IP in accordance with applicable Legal Requirements.

(C) The Company and each of the Company Subsidiaries own or possess sufficient rights to use all Intellectual Property Rights necessary to conduct their businesses as currently conducted, including the design, manufacture, license and sale of all products currently under development or in production. To the knowledge of the Company, and except as alleged on Schedule 2(s), the conduct of the Company and the Company Subsidiaries as currently conducted does not infringe, misappropriate or violate the Intellectual Property Rights of any third party. Except as set forth on Schedule 2(s), neither the Company nor any Company Subsidiary has received any formal written notice from any person alleging infringement, misappropriation or other violation of the Intellectual Property Rights of any third party.

(D) The Company has made available to the Standby Purchasers all material licenses to Intellectual Property Rights (other than licenses granted by the Company or a Company Subsidiary in the ordinary course of business or licenses to the Company or a Company Subsidiary for “off-the-shelf” software or technology that are generally commercially available on standard terms) to which Company or any Company Subsidiary is a party, pursuant to which (i) the Company or such Company Subsidiary grants a license or other right to use any Company IP or (ii) any third party licenses or otherwise grants rights to the Company or a Company Subsidiary to use any Intellectual Property Rights owned by such third party (collectively, the “Intellectual Property Agreements”).

(E) Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions or agreements contemplated by this Agreement will, with or without notice or the lapse of time, result in, or give any other person the right or option to cause or declare (i) a loss of, or Lien on, any of the Intellectual Property Rights owned by the Company or a Company Subsidiary; (ii) a breach of, termination of, or acceleration or modification of any right or obligation under any Intellectual Property Agreement; or (iii) the release, disclosure, or delivery of any Company IP to any escrow agent or other person.

(F) The Company and each of the Company Subsidiaries has taken reasonable measures to protect and preserve the confidentiality of the Trade Secrets owned by the Company or a Company Subsidiary that the Company wishes to maintain as confidential information and all other confidential and proprietary information of the Company and the Company Subsidiaries, including requiring all persons having access thereto to execute written non-disclosure agreements.

(t) Insurance. The Company and the Company Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the same or similar businesses and location in which the Company and the Company Subsidiaries are engaged. All of the material insurance policies of the Company and the Company Subsidiaries are in full force and effect, no notice of cancellation has been received with respect thereto, there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder and neither the Company nor any Company Subsidiary has any reason to believe that it will be unable to renew its insurance coverage on substantially the same terms as and when such coverage expires as may be necessary to continue its business without a significant increase in cost.

(u) Regulatory Permits. The Company and the Company Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate Governmental Entities and non-governmental entities necessary to conduct their respective businesses (“Material Permits”), and each Material Permit is in full force and effect, except where the failure to possess such permits does not have or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(v) Internal Controls; Disclosure Controls. The Company and the Company Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements of the Company. Since January 1, 2013, there have been no significant changes in the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that (i) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective in all material respects. Since the Company’s certifying officers evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the Company’s internal control over financial reporting that have materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(x) Foreign Corrupt Practices. Neither the Company nor any Company Subsidiaries nor any director or officer of the Company or any Company Subsidiaries nor, to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or any Company Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable U.S. or foreign anti-bribery or anti-corruption laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(y) Indebtedness. Except as set forth on Schedule 2(y), neither the Company nor any Company Subsidiaries (i) has any outstanding Indebtedness (as defined below) or (ii) is a party to any Contract relating to any Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(z) Employee Relations. (i) Neither the Company nor any Company Subsidiaries is a party to any collective bargaining agreement with any labor organization, trade union or works counsel; (ii) the Company has not received written notice that any labor representation question presently exists, and, to the Company’s knowledge, no petition concerning representation under the National Labor Relations Act, as amended, or other labor or employment law is pending or, to the Company’s knowledge, threatened and (iii) neither the Company nor any Company Subsidiaries, to the Company’s knowledge, employs any member of a union. The Company believes that its relations with its employees are accurately disclosed in all material respects in the SEC Reports. Except as disclosed in the SEC Reports, since January 1, 2013 no executive officer of the Company or any of the Company Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified in writing the Company or any such Company Subsidiary that such officer intends to leave the Company or any such Company Subsidiary or otherwise terminate such officer’s employment with the Company or any such Company Subsidiary.

(aa) Labor Matters. The Company and the Company Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(bb) Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(cc) Tax Matters. The Company and each of its Subsidiaries have timely filed all income and other material Tax Returns required to be filed by any of them and have timely paid all Taxes required to be paid (whether or not shown on such Tax Returns), and the unpaid Taxes of the Company and the Company Subsidiaries did not, as of the date of the most recent SEC Report, exceed the reserve for Tax liabilities set forth on the face of the balance sheets (rather than in any notes thereto) contained in the such SEC Reports. No material deficiencies for any Taxes have been asserted, assessed or proposed in writing against the Company or any of the Company Subsidiaries, and there are no pending or, to the knowledge of the Company, threatened audits, assessments or other actions for or relating to any material liability in respect of Taxes of the Company or the Company Subsidiaries.

(dd) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Standby Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Common Stock, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Employee Benefits, ERISA.

(A) True and complete copies of each of the material Company Plans, amendments thereto and all related service agreements, summaries and summary plan descriptions have been made available to the Standby Purchasers. Each Company Plan has been administered in accordance with its terms in all material respects, and the Company and each of the Company Subsidiaries and their respective ERISA Affiliates has in all material respects met its obligations (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder.

(B) None of the Company, any ERISA Affiliate, or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any material liability, directly or indirectly with respect to (A) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) that is subject to Sections 4063, 4064 or 4069 of ERISA or Section 413(c) of the Code that covered or has covered any Employee; or (B) any plan or arrangement that provides for post-employment medical, life insurance or other welfare-type benefits (other than health continuation coverage required by Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA or otherwise as required by law).

Section 3. Representations, Warranties and Covenants of the Standby Purchasers. Each Standby Purchaser, severally and not jointly, hereby represents, warrants and covenants to the Company as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

(a) Organization; Authority. Such Standby Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by such Standby Purchaser of Standby Shares hereunder has been duly authorized by all necessary corporate, partnership or other action on its part. This Agreement has been duly executed and delivered by such Standby Purchaser and constitutes the valid and binding obligation of such Standby Purchaser, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b) No Public Sale or Distribution. Such Standby Purchaser is acquiring the Standby Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Standby Purchaser does not have a present arrangement to effect any distribution of the Standby Shares to or through any person or entity; provided, however, that by making the representations herein, such Standby Purchaser does not agree to hold any of the Standby Shares for any minimum or other specific term and reserves the right to dispose of the Standby Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time such Standby Purchaser was offered the Standby Shares, it was, and at the date hereof it is an “accredited Investor” as defined in Rule 501(a) under the Securities Act. Such Standby Purchaser has completed the Accredited Investor Questionnaire (the “Questionnaire”) attached as Exhibit B hereto, and all of the statements, answers and information thereon are true and correct as of the date hereof and will be true and correct as of the Closing Date. Such Standby Purchaser is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the on or prior to the date of this Agreement, such Standby Purchaser is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

(d) Experience of the Standby Purchaser. Such Standby Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Standby Shares and has so evaluated the merits and risks of such investment. Such Standby Purchaser understands that it must bear the economic risk of this investment in the Standby Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. Such Standby Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Standby Shares and the merits and risks of investing in the Standby Shares, and (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. Neither any inquiries by the Standby Purchaser nor any other investigation conducted by or on behalf of such Standby Purchaser or its representatives or counsel shall modify, amend or affect such Standby Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

(f) No Governmental Review. Such Standby Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Standby Shares or the fairness or suitability of the investment in the Standby Shares nor have such authorities passed upon or endorsed the merits of the offering of the Standby Shares.

(g) No Conflicts. The execution, delivery and performance by such Standby Purchaser of this Agreement and the consummation by such Standby Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Standby Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which such Standby Purchaser is a party, or (iii) result in a violation of any Legal Requirements (including federal and state securities laws) applicable to such Standby Purchaser, except in the case of clauses (ii) and (iii) above, for such violations that do not otherwise affect the ability of Standby Purchasers to consummate the transactions contemplated hereby.

(h) Restricted Securities. Such Standby Purchaser understands that the Standby Shares purchased pursuant to the Standby Offering are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be transferred or resold without registration under the Securities Act only in certain limited circumstances. Further, the following legends (or similar language) shall be placed on such certificate(s) representing the shares of Common Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(i) Such Standby Purchaser did not become aware of the Rights Offering or the Standby Offering through any general solicitation by the Company.

(j) Brokers or Finders. There is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, such Standby Purchaser or any of their respective Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the transactions contemplated by this Agreement.

(k) Prohibited Transactions. Such Standby Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Standby Purchaser will, at any time prior to the public announcement of the Rights Offering and Standby Offering, engage, directly or indirectly, in any Short Sales involving the Company’s securities. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

Section 4. Deliveries at Closing.

(a) At the Closing, the Company shall deliver to each Standby Purchaser a certificate or certificates representing the Standby Shares issued to the Standby Purchaser pursuant to Section 1 hereof.

(b) At the Closing, each Standby Purchaser shall deliver to the Company payment in an amount equal to the Subscription Price multiplied by the number of Standby Shares purchased by the Standby Purchaser.

Section 5. Covenants.

(a) The Company agrees and covenants with each Standby Purchaser, between the date hereof and the Closing Date, to use commercially reasonable efforts to effectuate the Rights Offering.

(b) Each Standby Purchaser agrees to furnish to the Company all information with respect to such Standby Purchaser that the Company may reasonably request and any such information furnished to the Company expressly for inclusion in the Prospectus for the shares issued in the Rights Offering by such Standby Purchaser shall not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus for the shares issued in the Rights Offering or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) If the Company or the Standby Purchasers determine a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchasers shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

Section 6. Conditions to Closing.

(a) The obligations of the Company and each Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(a) the Rights Offering shall have been consummated, terminated or abandoned; and

(b) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the material transactions contemplated by this Agreement.

(b) The obligations of each Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(a) the representations and warranties of the Company in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date and the Company shall have performed all of its obligations hereunder; and

(b) there shall have been no material adverse change to the financial condition, business, prospects, assets, properties, or operations of the Company since the date of this Agreement.

(c) The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following condition:

(a) the representations and warranties of each Standby Purchaser in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date and each Standby Purchaser shall have performed all of its obligations hereunder.

Section 7. Survival. The representations and warranties of each Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 8. Indemnification. Subject to the provisions of this Section 8, the Company will indemnify and hold each Standby Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Standby Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Standby Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Standby Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against the Standby Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any third party who is not an Affiliate of such Standby Purchaser Party (including for these purposes a derivative action brought on behalf of the Company by any third party who is not an Affiliate of such Standby Purchaser Party), arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement (unless such action is based upon a breach of such Standby Purchaser

Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Standby Purchaser Party may have with any such third party or any material violations by such Standby Purchaser Party of state or federal securities laws or any conduct by such Standby Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Standby Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Standby Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Standby Purchaser Party; provided that the failure to deliver written notice to the Company shall not relieve the Company of any liability to the Standby Purchaser Party under this Section 8, except to the extent that the Company is materially and adversely prejudiced. Neither the Company nor any Standby Purchaser Party shall settle any such action without the consent of the applicable Standby Purchaser Parties or the Company, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed. Any Standby Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Standby Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Standby Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. In the event that the Company does not elect to assume the defense of any action against any Standby Purchaser Party in respect of which indemnity may be sought hereunder, then such Standby Purchaser Party shall have the right to assume the defense of such action with counsel of its own choosing. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of any Standby Purchaser Party against the Company or others, and (y) any liabilities the Company may be subject to pursuant to law.

Section 9. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, California 94538

Attn: Legal Department

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

2250 Hanover Street

Palo Alto, CA 94304-1115

Attn: Jorge del Calvo

If to a Standby Purchaser, as provided on the signature page hereto or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 8.

Section 10. Entire Agreement. This Agreement and the Stockholder Agreement, together, embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein with respect to the Standby Offering. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement (other than the Stockholder Agreement).

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 12. Amendment. This Agreement may be modified or amended only with the written consent of the Company and the Standby Purchasers.

Section 13. Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

Section 14. Miscellaneous.

(a) Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchasers shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Standby Purchaser has executed this Agreement on the 29th day of September, 2014.

TALLWOOD III, L.P.

By: Tallwood III Management, LLC
Its General Partner

By:	/s/ George Pavlov
Managing Member

Mailing and Notice Address:

Tallwood Venture Capital
Facsimile No.: (650) 473-6755
Telephone No.: (650) 473-6750

TALLWOOD III PARTNERS, L.P.

By: Tallwood III Management, LLC
Its General Partner

By:	/s/ George Pavlov
Managing Member

Mailing and Notice Address:

Tallwood Venture Capital
Facsimile No.: (650) 473-6755
Telephone No.: (650) 473-6750

TALLWOOD III ASSOCIATES, L.P.

By: Tallwood III Management, LLC
Its General Partner

By:	/s/ George Pavlov
Managing Member

Mailing and Notice Address:

Tallwood Venture Capital
Facsimile No.: (650) 473-6755
Telephone No.: (650) 473-6750

ACCEPTED:

Ikanos Communications, Inc.

By:	/s/ Dennis Bencala
Name:	Dennis Bencala
Title:	Vice President of Finance and Chief Financial Officer

EXHIBIT A

DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Capitalization Date” means September 26, 2014.

“Closing” means the closing of the purchase and sale of the Standby Shares pursuant to Section 1.

“Closing Date” means the date and time of the Closing and shall be the date and time that is mutually agreed to by the Company and the Standby Purchasers, but no later than three Business Days following the satisfaction or waiver of the conditions to the obligations of the parties hereto in Article V.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means Common Stock, Company Preferred Stock and any other shares of capital stock, voting securities or other ownership interest, if any, of the Company.

“Company Charter Documents” means the certificate of incorporation and bylaws of the Company, each as amended to date.

“Company ESPP” means the Company’s Amended and Restated 2004 Employee Stock Purchase Plan.

“Company Options” means any options to purchase shares of Common Stock outstanding under any of the Company Stock Plans.

“Company Plan” means (i) any and all “employee benefit plans” (within the meaning of Section 3(3) of ERISA, and (ii) any other employee benefit or compensation plans, policies or agreements, including any bonus, incentive, stock-based compensation, deferred compensation, supplemental executive retirement, employment, termination, severance, retention, non-competition, compensation or change in control arrangements to which the Company or any Company Subsidiary are a party or which are sponsored by the Company or any Company Subsidiary for the benefit of any current or former director or officer of the Company or any Company Subsidiary.

“Company Preferred Stock” means shares of preferred stock, par value $0.001 per share, of the Company.

“Company Restricted Stock” means any restricted stock outstanding under any of the Company Stock Plans.

“Company Restricted Stock Units” means any restricted stock units for Common Stock outstanding under any of the Company Stock Plans.

“Company Stock Plans” means (i) the Company’s 1999 Stock Plan, as amended, (ii) the Company’s 2004 Equity Incentive Plan, as amended, (iii) the Company ESPP, (iv) the Dorados 2004 Amended and Restated Stock Option Plan, as amended, (v) the Company’s Notice and Grant of Stock Options and Stock Option Agreement for Omid Tahernia, and (vi) the Company’s 2014 Stock Incentive Plan.

“Company Stockholders” means holders of shares of Common Stock in their respective capacities as such.

“Company Subsidiary” means any direct or indirect Subsidiary of the Company.

“Contingent Obligation” has the meaning set forth in Section 2(y).

“Contract” means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, note, bond, mortgage, indenture, warranty, purchase order, license, sublicense, assignment or other legally binding instrument, commitment, arrangement or understanding of any kind or character.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“DGCL” means the General Corporation Law of the State of Delaware.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

“Employee” means any current or former employees of the Company or the Company Subsidiaries.

“Environmental Laws” has the meaning set forth in Section 2(bb).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Company Subsidiary and any other person or entity under common control with the Company or any Company Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” has the meaning set forth in Section 2(g).

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Materials” has the meaning set forth in Section 2(bb).

“knowledge of the Company,” “knowledge” or “the Company’s knowledge” means with respect to any matter in question, the actual knowledge after discussions with employees responsible for the applicable subject matter of the matter in question of the Chief Executive Officer, the Chief Financial Officer, General Counsel, Controller, the Senior Vice President and General Manager, the Vice President of Operations and Corporate Quality, the Vice President of Worldwide Sales and the Vice President of Marketing of the Company.

“Indebtedness” has the meaning set forth in Section 2(y).

“Insider” means any Investor that is a director, executive officer, other officer of the Company or a beneficial owner of 20% or more of the Company’s outstanding voting equity prior to the Closing Date.

“Insolvent” has the meaning set forth in Section 2(h)(B).

“Leased Real Property” means all of the premises currently leased, subleased or licensed by or from the Company or its Subsidiaries.

“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liabilities” means any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise).

“Liens” means any material pledges, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than Permitted Liens.

“Material Adverse Effect” means any result, occurrence, change, event, circumstance, fact or effect (each, an “Effect”) that, individually or in the aggregate with any such other Effects (regardless of whether or not such Effect constitutes a breach of the representations and warranties made by the Company in this Agreement), is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise), assets or prospects of the Company and the Company Subsidiaries, taken as a whole, provided that in determining whether a Material Adverse Effect has occurred, there shall be excluded any Effect on the Company and the Company Subsidiaries relating to or arising in connection with (i) changes in Legal Requirements or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (ii) the declaration by the United States of a national emergency or war, or the occurrence of any other calamity or crisis, in each case, arising after the date hereof (including any act of terrorism) (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (iii) general business or economic conditions (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (iv) conditions generally affecting the industry in which the Company and the Company Subsidiaries operate (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (v) any failure by the Company to meet any internal projections or analyst estimates (but not the underlying reasons for the failure to meet any internal projections or analyst estimates), and (vi) any action taken by the Company at the written request of the Standby Purchasers or that the Standby Purchasers consent to in writing.

“Material Permits” has the meaning set forth in Section 2(u).

“Order” means any statute, rule, regulation, executive order, decree, injunction, judgment, ruling or any other order enacted, issued, promulgated, enforced or entered by any Governmental Entity of competent jurisdiction.

“Permitted Liens” means (i) Liens disclosed on the consolidated balance sheet of such Person included in the most recent annual or quarterly report filed by such Person with the SEC prior to the date of this Agreement; (ii) Liens for Taxes, either not yet delinquent or which are being contested in good faith by appropriate proceedings and, in each case, for which appropriate reserves have been established in accordance with GAAP; (iii) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business consistent with past practice for sums not yet due and payable and which are not material to the Company’s business; (iv) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; and (vi) Liens that do not materially interfere with the value or the current and continued use or operation of the property subject thereto and Liens against the landlord’s or owner’s interest in any Leased Real Property, except to the extent caused by the Company or any of the Company Subsidiaries.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Preemptive Rights” has the meaning set forth in Section 2(e).

“Regulation D” means Rule 501 of Regulation D under the Securities Act.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation adopted by the SEC having substantially the same effect as such Rule.

“Rule 506” has the meaning set forth in Section 2(o).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 2(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of September 29, 2014, by and between the Company, the TWVC Funds and Alcatel-Lucent Participations, S.A.

“Short Sales” has the meaning set forth in Section 3(k).

“Stockholder Agreement” means the Amended and Restated Stockholder Agreement dated as of September     , 2014, by and between the Company and the Tallwood Funds (as defined in said agreement).

“Subsidiary” means with respect to any Person (i) a corporation of which fifty percent (50%) or more of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Charter Documents” means the certificate of incorporation and bylaws, or like organizational documents of each of the Company Subsidiaries.

“Tax” means any and all U.S. federal, state, local and non-U.S. taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, social security, unemployment, disability, excise, real property, personal property, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not.

“Tax Returns” means U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes.

“Trading Market” means The Nasdaq Capital Market or any other Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

This Accredited Standby Purchaser Questionnaire is to be completed by entities interested in purchasing shares (the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”) of Ikanos Communications, Inc. (the “Company”). The following information is needed in order to ensure compliance with the requirements of the private placement exemptions from federal and state securities registration provisions and to determine whether the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that the information contained herein will be relied upon by the Company and its counsel for purposes of such determination.

The undersigned hereby represents and warrants that it is an “accredited investor,” within the meaning of Rule 501(a) of Regulation D, based upon the fact that it meets at least one of the following requirements (check all that apply):

1.	I am an institutional investor of one or more of the following types. Please check the appropriate description which applies to you.

A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in an individual or fiduciary capacity.

A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

An insurance company as defined in Section 2(13) of the Act.

An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

A business development company as defined in Section 2(a)(48) of the 1940 Act.

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.

An employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 (“ERISA”), and either (i) the investment decision with respect to this subscription is to be made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, an insurance company, or a registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, investment decisions are made solely by “accredited investors” within the meaning of U.S. federal securities laws.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5,000,000.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, which acquisition is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act.

A trust, which has total assets equal to or less than $5,000,000 and my investment decisions are made by a “bank” or “savings and loan association,” as defined in the Securities Act, acting in a fiduciary capacity as trustee thereunder.

A revocable trust, which may be amended or revoked at any time by the grantors thereof, and all of the grantors are “accredited Standby Purchasers” as described herein.

An entity not formed for the specific purpose of acquiring the Securities and has total assets of at least $5,000,000.

2.	In addition, please provide the following information:

	a.	Name of Entity:

	b.	State of Formation:

	c.	Primary Place of Business:

	d.	Tax I.D. Number:

Signature Page

By signing below, you are representing to the Company that (a) the information you have provided in this Accredited Standby Purchaser Questionnaire is complete and accurate on the date set forth below and that the Company may rely upon such information, and (b) you will notify the Company immediately of any material change in any of such information that occurs prior to the issuance to you of the Securities.

Full Legal Name of the Standby Purchaser:

Signature of Proposed Standby Purchaser or person signing on its behalf

Dated ,

Print name and title of the signatory (if any)